Filed Pursuant to Rule 424(b)(5)
Registration. No. 333-253285

PROSPECTUS SUPPLEMENT

(to Prospectus dated April 9, 2021)

Up to $2,575,976
Common Stock

FG Financial Group, Inc.

We have entered into a sales agreement (the “Sales Agreement”) with ThinkEquity LLC (“ThinkEquity” or the “Sales Agent”) relating to shares of our common stock, $0.001 par value per share, offered by this prospectus supplement and accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time up to an aggregate offering price of $2,575,976 through or to the Sales Agent, acting as sales agent or principal.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell shares of common stock by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of common stock equal to 3.0% of the gross sales price per share of all shares sold through the Sales Agent as agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is traded on The Nasdaq Global Market tier of The Nasdaq Stock Market, LLC under the symbol “FGF.” On November 2, 2022, the last reported sale price of our common stock on The Nasdaq Global Market was $2.11 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $7,727,929 based on 3,594,386 outstanding shares of common stock held by non-affiliates and a per share price of $2.15, the closing price of our common stock on October 28, 2022, which is the highest closing sale price of our common stock on The Nasdaq Global Market within the prior 60 days. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. We are thus currently eligible to offer and sell up to an aggregate of $2,575,976 of our common stock pursuant to General Instruction I.B.6 of Form S-3.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus, the documents incorporated by reference herein and future filings.

Investing in our securities involves risks. We strongly recommend that you read carefully the risks we describe in this prospectus supplement and the accompanying base prospectus, as well as the risk factors that are incorporated by reference into this prospectus supplement and the accompanying base prospectus from our filings made with the securities and exchange commission. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 3 of the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

ThinkEquity

The date of this prospectus supplement is November 3, 2022

Table of Contents

Prospectus Supplement

Prospectus

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to an “at the market offering” of shares of our common stock. Before purchasing any shares of our common stock offered hereby, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation by Reference.”

On February 19, 2021, we filed with the U.S. Securities and Exchange Commission (the SEC) a registration statement on Form S-3, which was amended on March 24, 2021 (File No. 333-253285), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on April 9, 2021. Under this shelf registration process, we may, from time to time, sell common stock and other securities, including this “at the market offering.”

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this “at the market offering” of common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the base prospectus and this prospectus supplement. The second part, the accompanying base prospectus dated April 9, 2021, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement. In particular, with respect to any information contained in this prospectus supplement, on the one hand, and information in the accompanying base prospectus or documents incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the Sales Agent has not, authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying base prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying base prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, or the accompanying base prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying base prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement or the accompanying base prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “we,” “our,” “us,” “the Company,” or “FGF” are to FG Financial Group, Inc., a Delaware corporation, together with our consolidated subsidiaries.

S-1

SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement and the accompanying base prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with the additional information described under “Incorporation by Reference.”

Overview

FG Financial Group, Inc. is a reinsurance and asset management holding company focused on opportunistic collateralized and loss capped reinsurance and merchant banking that allocates capital in partnership with Fundamental Global® to merchant banking and special purpose acquisition companies (“SPACs”) and SPAC sponsor-related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates. The Company also provides investment management services. From our inception in October 2012 through December 2019, we operated as an insurance holding company, writing property and casualty insurance throughout the states of Louisiana, Florida, and Texas. On December 2, 2019, we sold our three former insurance subsidiaries, and embarked upon our current strategy focused on reinsurance, asset management and merchant banking.

As of the date of this prospectus supplement, Fundamental Global GP, LLC, a privately owned investment management company, and its affiliates, or “FG,” beneficially owned approximately 59.8% of our common stock. D. Kyle Cerminara, Chairman of our Board of Directors, serves as Chief Executive Officer, Co-Founder and Partner of FG.

Sale of the Insurance Business

On December 2, 2019, we completed the sale of our insurance subsidiaries to FedNat Holding Company for a combination of cash and FedNat common stock (the “Asset Sale”). The shares of FedNat common stock we received in the Asset Sale were issued to us pursuant to a standstill agreement which provides certain limitations and restrictions with respect to the voting and sale or transfer of the securities until December 2024. As of the date of this prospectus supplement, we no longer held any shares of FedNat common stock.

Current Business

Our strategy has evolved to focus on opportunistic collateralized and loss-capped reinsurance, asset management and merchant banking, with capital allocation to merchant banking and SPACs and SPAC sponsor-related businesses. As part of our refined focus, we have adopted the following capital allocation philosophy:

“Grow intrinsic value per share with a long-term focus using fundamental research, allocating capital to asymmetric risk/reward opportunities.”

Currently, the business operates as a diversified holding company of insurance, reinsurance, asset management and our merchant banking and SPAC Platform businesses.

Insurance

We are establishing a Risk Retention Group (“RRG”) to provide directors and officers insurance coverage to SPACs and their sponsors. We intend to provide capital, along with other participants, to facilitate underwriting such insurance coverage. The Company will focus on fee income derived from originating, underwriting, and servicing the insurance business, while mitigating our financial risk with external reinsurance partners.

S-2

Reinsurance

The Company’s wholly owned reinsurance subsidiary, FG Reinsurance Ltd. (“FGRe”), a Cayman Islands limited liability company, provides specialty property and casualty reinsurance. FGRe has been granted a Class B(iii) insurer license in accordance with the terms of The Insurance Law Act (as revised) of the Cayman Islands and is subject to regulation by the Cayman Islands Monetary Authority (the “Authority”). The terms of the license require advance approval from the Authority, should FGRe wish to enter into any reinsurance agreements which are not fully collateralized to their aggregate exposure limit. FGRe participates in multiple quota share reinsurance contracts, consisting of contracts with a Funds at Lloyds syndicate and also with a leading insurtech company that provides automotive insurance utilizing driver monitoring to predictively segment and price drivers. FGRe’s exposure is limited by loss-caps stipulated in the quota-share agreements. In total, the Company has written seven reinsurance contracts.

Asset Management

Pursuant to an investment advisory agreement, FG Strategic Consulting, LLC (“FGSC”) a wholly-owned subsidiary of the Company, has agreed to provide investment advisory services to FedNat, including identifying, analyzing and recommending potential investments, advising as to existing investments and investment optimization, recommending investment dispositions, and providing advice regarding macro-economic conditions. In exchange for providing the investment advisory services, FedNat has agreed to pay FGSC an annual fee of $100,000. The Investment Advisory Agreement expires in December 2024.

SPAC Platform

On December 21, 2020, we formed FG Management Solutions LLC (“FGMS”), a Delaware company, to facilitate the launch of our “SPAC Platform.” Under the SPAC Platform, we plan to provide various strategic, administrative, and regulatory support services to newly formed SPACs, for a monthly fee. Additionally, the Company co-founded a partnership, FG Merchant Partners, LP (“FGMP”), to participate as a co-sponsor for newly formed SPACs. The Company also participates in the risk capital investments associated with the launch of such SPACs through its Asset Management business, specifically FG Special Situations Fund, LP. The SPAC Platform entered into its first transaction with Aldel Investors, LLC, the sponsor of Aldel Financial, Inc. (“Aldel”), a special purpose acquisition company, which completed its business combination with The Hagerty Group, an automotive and marine insurer, on December 2, 2021. FGMS provided accounting, regulatory, strategic advisory, and other administrative services to Aldel, which included assistance with negotiations with potential merger targets for the SPAC, as well as assistance with the de-SPAC process.

Merchant Banking

On September 12, 2022, Company announced the expansion of its growth strategy through the formation of a merchant banking division. Company plans to expand the addressable market beyond SPACs to encompass a larger universe of opportunities including reverse mergers and sponsoring startups. Company believes this offers enhanced flexibility to capitalize on asymmetric risk/reward opportunities.

Recent Developments

Proposed Reincorporation Merger

On October 19, 2022, we entered into an Agreement and Plan of Merger, dated as of October 19, 2022 (the “Plan of Merger”), by and between the Company and FG Financial Group, Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“FG Nevada”), pursuant to which we will be reincorporated from Delaware to Nevada (the “Reincorporation”). The Plan of Merger was adopted and approved by our board of directors (the “Board”) by unanimous written consent on October 14, 2022. Consummation of the Reincorporation is subject to the adoption and approval of the Plan of Merger by the holders of a majority of the outstanding common stock of the Company. The Board has called a special meeting of the Company’s stockholders to held on December 6, 2022 for the purpose of voting on the adoption and approval of the Plan of Merger. Assuming that our stockholders adopt and approve the Plan of Merger, we intend to consummate the Reincorporation; provided, however, that the Plan of Merger may be terminated by action of the Board, at any time prior to the effective time of the Reincorporation if the Board determines for any reason that such termination would be in the best interests of the Company and our stockholders.

S-3

Following consummation of the proposed Reincorporation, our corporate existence will be governed by the laws of the State of Nevada . Other than the change in the state of incorporation, the proposed Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of our employees, including our management.

The proposed Reincorporation will not alter any stockholder’s percentage ownership interest or number of shares owned in the Company. The common stock of the Company will continue to be quoted on the Nasdaq Global Market under the same symbol “FGF” and the 8.00% Cumulative Preferred Stock, Series A of the Company will continue to be quoted on the Nasdaq Global Market under the same symbol, “FGFPP.”

Merchant Banking

On September 12, 2022, Company announced the expansion of its growth strategy through the formation of a merchant banking division. Company plans to expand the addressable market beyond SPACs to encompass a larger universe of opportunities including reverse mergers and sponsoring startups. Company believes this offers enhanced flexibility to capitalize on asymmetric risk/reward opportunities.

June 2022 Public Offering of Common Stock

On June 21, 2022, we consummated the public offering of 2,750,000 shares of our common stock and on August 2, 2022, we consummated the sale of 71,770 shares of our common stock pursuant to the exercise by the underwriter of its overallotment option, in each case, at a public offering price of $1.58 per share for total net proceeds of approximately $3.9 million, after deducting underwriting commissions and offering expenses.

Initial Public Offerings from SPAC Platform Sponsors

In March and April 2022, we continued to build upon our SPAC Platform strategy. On March 3, 2022, FG Merger Corp. (“FG Merger”) (Nasdaq: FGMCU) announced the closing of an $80.5 million IPO in the United States, including the exercise of the over-allotment option granted to the underwriters in the offering. Similarly, on April 5, 2022, FG Acquisition Corp. (“FG Acquisition”) (TSX:FGAA.V), announced the closing of a $100 million IPO ($115 million including the subsequent exercise of the over-allotment option granted to the underwriters) in Canada. The Company participated in the risk capital associated with the launch of the SPACs through its asset management business, specifically, through FG Special Situations Fund, LP. FGMP is receiving shares and warrants for services being provided to FG Merger and FG Acquisition. Mr. Cerminara, our Chairman, Larry G. Swets, Jr., our Chief Executive Officer, and Hassan R. Baqar, our Executive Vice President and Chief Financial Officer, also hold financial interests in the SPACs and/or their sponsor companies. Additionally, Messrs. Cerminara, Swets, and Baqar are managers of the sponsor companies of FG Merger and FG Acquisition. Mr. Swets serves as Chairman of FG Merger, while Messrs. Baqar and Cerminara serve as Director and Senior Advisor of FG Merger, respectively. Mr. Swets serves as Chief Executive Officer and Director of FG Acquisition. Mr. Baqar serves as Chief Financial Officer, Secretary and Director of FG Acquisition. Mr. Cerminara serves as Chairman of FG Acquisition.

In the aggregate, the Company’s indirect exposure to FG Merger through its subsidiaries represents potential beneficial ownership of approximately 820,000 shares of FG Merger’s common stock, approximately 989,000 warrants with an $11.50 exercise price and 5-year expiration, and approximately 85,000 warrants with a $15.00 exercise price and 10-year expiration. The Company has invested approximately $2.6 million in FG Merger through its subsidiaries. The Company’s indirect exposure in FG Acquisition through its subsidiaries represents potential beneficial ownership of approximately 819,000 shares of FG Acquisition’s common stock, approximately 1.4 million warrants with an $11.50 exercise price and 5-year expiration (the “FGAC Warrants”), approximately 440,000 warrants with a $15 exercise price and 10-year expiration, and either (i) up to approximately an additional 1.6 million FGAC Warrants, or (ii) up to approximately $2 million in cash, or (iii) a pro-rata combination of such FGAC Warrants and cash, based on certain adjustment provisions and the level of redemptions of FG Acquisition’s publicly traded warrants at the time of a business combination. The Company, through its subsidiaries, has invested approximately $3.4 million in FG Acquisition.

S-4

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 360 Central Ave, Suite 800, St. Petersburg, Florida, 33701, and our telephone number at this address is (847) 773-1665. Our website is www.fgfinancial.com. Information contained on, or that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement and the accompanying base prospectus.

THE OFFERING

Shares of Common Stock Offered	Shares of common stock having an aggregate offering price of up to $2,575,976

Shares of Common Stock Outstanding Prior to this Offering	9,394,040 shares of common stock

Shares of Common Stock Outstanding Following this Offering	Up to 10,592,168 shares of Common Stock, assuming the sale of up to 1,198,128 shares at a price of $2.15 per share, which was the closing price of our common stock on the Nasdaq Global Market on October 28, 2022. The actual number of shares issued, if any, will vary depending on the sales prices under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as sales agent or principal. See the section titled “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds that we receive from this offering, if any, for general corporate purposes and working capital. See “Use of Proceeds” for additional information.

Nasdaq Global Market Ticker Symbol	FGF

Dividend Policy	We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

Our outstanding 8.00% Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”) ranks senior to the shares of our common stock with respect to dividend rights. Holders of shares of our Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of lawfully available funds for the payment of dividends, cumulative cash dividends at a rate of 8.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.00 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by our board of directors out of lawfully available funds therefor or upon a liquidation or redemption of the Series A Preferred Stock.

Risk Factors	An investment in our common stock involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 9,394,040 shares of our common stock outstanding as of the date of this prospectus supplement, and excludes the following:

●	130,000 shares of common stock issuable upon exercise of options to purchase shares of common stock outstanding as of the date of this prospectus, with a weighted-average exercise price of $3.38 per share;

●	272,815 shares of common stock reserved for future issuance as of the date of this prospectus under our amended and restated 2014 equity incentive plan, our 2018 equity incentive plan, and our 2021 equity incentive plan; and

●	370,000 stock options, restricted shares or restricted stock units issuable to our Chief Executive Officer pursuant to an Equity Award Letter Agreement entered into on January 18, 2021, between us and the Company’s Chief Executive Officer, Mr. Swets.

●	25,000 shares of restricted common stock issued in July 2022 under our 2021 equity incentive plan to an executive officer of FG Re Solutions Ltd, our wholly owned subsidiary.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding options.

S-5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein may contain forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus supplement and the accompanying base prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our most recent Annual Report on Form 10-K and the other documents incorporated by reference herein and the following risks and uncertainties: market conditions and general conditions in the global economy, including the impact of health and safety concerns from the current COVID-19 pandemic; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in the risk capital of SPACs; potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our business strategy; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; risks associated with our related party transactions and investments; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus and the documents incorporated into this prospectus by reference, you should consider the factors discussed under the heading “Risk Factors” contained in this prospectus in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

S-6

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment in our common stock, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus supplement and the accompanying base prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our common stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to This Offering

The number of shares of common stock available for future issuance or sale could adversely affect the per share trading price of our common stock.

We cannot predict whether future issuances or sales of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The issuance of a substantial number of shares of our common stock in the public market or the perception that such issuances might occur could adversely affect the per share trading price of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agent to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution, and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our share price may be volatile and could decline substantially.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. Since the beginning of 2021, our common stock has traded at a low of $1.31, on September 7, 2022, and a high of $9.99, on June 25, 2021. Many factors may cause the market price for our common stock to decline, including:

●	shortfalls in revenues, cash flows or continued losses from operations;

●	our failure to effectively compete in the insurance and reinsurance industries;

●	our inability to carry out our investment and investment management strategy;

●	potential losses from our investments in special purpose acquisition companies;

●	government action or regulation; and

●	unfavorable outcomes from litigation.

S-7

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common Stock may also lead to de-listing of our common Stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds.” Our failure to apply these funds effectively could have a material adverse effect on our business, financial results, operating results and/or cash flow and could cause the price of our common stock to decline.

Our outstanding options, and the availability for resale of certain of the underlying shares, may adversely affect the trading price of our common stock.

Our outstanding options could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders thereof may exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding securities. For the life of the options, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options would also dilute the ownership interests of our existing stockholders.

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, investment activities, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our Common Stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

S-8

Our investments in special purpose acquisition companies and in sponsors of special purpose acquisition companies involve a high degree of risk.

We have invested in, and expect to continue to invest in, initial public offerings (“IPOs”) of SPACs, including SPACs that are sponsored by our affiliates. In general, a SPAC is a special purpose vehicle, formed to raise capital from the public through an IPO with the purpose, usually, of using the proceeds to acquire a single unspecified business or assets to be identified after the IPO. The IPO proceeds are held in a trust account until released to fund a business combination or used to redeem shares sold in the IPO. A SPAC is required to either consummate a business combination or liquidate within a set period of time following its IPO. Because, at the time of the IPO, the SPAC has no operating history or any plans, arrangements or understandings with any prospective investment targets, we will have no basis upon which to evaluate a SPAC’s ability to achieve its business objectives. If a SPAC fails to complete its initial business transaction within the required time period, it will never generate any operating revenues, and our SPAC investment may receive only a fixed dollar amount per share upon redemption, or less than such fixed amount in certain circumstances, which could significantly affect our operating results and shareholders’ equity.

Additionally, we have invested in equity interests in SPAC sponsors (“Sponsors”) and expect to acquire additional interests in sponsors of SPACs in the future. By investing in a Sponsor, we have provided risk capital which allows the Sponsor to launch the IPO of the SPAC. In exchange for this investment, we own interests in the Sponsor that entitle us to receive distributions of shares, warrants and/or other interests in the SPAC after the lock-up period following the SPAC’s IPO has expired. These Sponsor interests do not have redemption rights to receive any portion of our original investment back from the trust account of the SPAC, as is normally associated with an IPO investment directly into a SPAC. Accordingly, an investment in a Sponsor is subject to a much higher degree of risk than a direct investment in a SPAC because the entire investment may be lost if the SPAC is not successful in consummating a business combination. Such potential loss could have a material effect on our financial results and shareholders’ equity. In addition, the trading prices of our common stock could fluctuate based on the trading prices of the SPACs in which we invest.

If we are deemed a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, our largest stockholder may continue to own more than a majority of the voting power of our outstanding shares of common stock. As such, we may be deemed a “controlled company” under Nasdaq Marketplace Rules 5615(c). Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We may not be able to maintain compliance with NASDAQ’s continued listing requirements.

Our common stock is listed on The NASDAQ Global Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on The NASDAQ Global Market. If we fail to maintain compliance with all applicable continued listing requirements for The NASDAQ Global Market and NASDAQ determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing and /or our ability to repay debt and fund our operations.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of $2,575,976 of shares of our common stock are sold at the assumed offering price of $2.15 per share (the last reported sale price of our common stock on the Nasdaq Global Market on October 28, 2022), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.42 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2022 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants, stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page 15 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

S-9

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $2,575,976_ from time to time under this prospectus supplement and accompanying base prospectus and the Sales Agreement. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds, if any, from this offering for general corporate purposes and working capital. Our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our board of directors may deem relevant.

Our outstanding Series A Preferred Stock ranks senior to the shares of our Common Stock with respect to dividend rights. Holders of shares of our Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of lawfully available funds for the payment of dividends, cumulative cash dividends at a rate of 8.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.00 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by our board of directors out of lawfully available funds therefor or upon a liquidation or redemption of the Series A Preferred Stock.

S-10

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022:

●	on an actual basis;

●	on an as adjusted basis to reflect the issuance and sale by us of 1,198,128 shares of our common stock in this offering at an assumed sales price of $2.15 per share (which is the closing price of our common stock on the Nasdaq Global Market on October 28, 2022), after deducting, in each case, commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of June 30, 2022
	Actual	As Adjusted
		(unaudited)
Cash and cash equivalents	$12,832	$15,162
Stockholders’ equity:
Series A preferred shares, $25.00 par and liquidation value; 1,000,000 shares authorized, 894,580 shares issued and outstanding	22,365	22,365
Common stock, $0.001 par value; 100,000,000 shares authorized; 9,278,001 shares issued and outstanding (actual); 10,476,129 shares issued and outstanding (as-adjusted)	9	10
Additional paid-in capital	49,933	52,262
Accumulated deficit	(44,594)	(44,594)
Total shareholders’ equity	$27,713	$30,043

The above table and discussion excludes the following:

●	130,000 shares of common stock issuable upon exercise of options to purchase shares of common stock outstanding as of the date of this prospectus, with a weighted-average exercise price of $3.38 per share

●	272,815 shares of common stock reserved for future issuance as of the date of this prospectus under our amended and restated 2014 equity incentive plan, our 2018 equity incentive plan, and our 2021 equity incentive plan; and

●	370,000 stock options, restricted shares or restricted stock units issuable to our Chief Executive Officer pursuant to an Equity Award Letter Agreement entered into on January 18, 2021, between us and the Company’s Chief Executive Officer, Mr. Swets.

●	25,000 shares of restricted common stock issued in July 2022 under our 2021 equity incentive plan to an executive officer of FG Re Solutions Ltd, our wholly owned subsidiary.

S-11

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2022 was approximately $5,348,000, or $0.58 per share.

After giving effect to the adjustments described in the “Capitalization” section including the sale of our common stock during the term of the Sales Agreement with the Sales Agent in the aggregate amount of $2,575,976 at an assumed offering price of $2.15 per share, the last reported sale price of our common stock on the Nasdaq Global Market on October 28 2022, and after deducting commissions and estimated aggregate offering expenses payable by us, on an as-adjusted basis assuming 10,476,129 outstanding common shares, consisting of shares outstanding as of June 30, 2022, our net tangible book value as of June 30, 2022 would have been approximately $7,678,000, or approximately $0.73 per share of common stock. This represents an immediate increase in the net tangible book value of approximately $0.15 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $1.42 per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of June 30, 2022:

Assumed initial public offering price per common share	$2.15
Net tangible book value per common share at June 30, 2022	$0.58
Increase in net tangible book value per common share as a result of this offering	$0.15
As-Adjusted Net tangible book value per common share as of June 30, 2022 after this offering	$0.73
Dilution in net tangible book value per common share to new investors in this offering	$1.42

The above table and discussion excludes the following:

●	130,000 shares of common stock issuable upon exercise of options to purchase shares of common stock outstanding as of the date of this prospectus, with a weighted-average exercise price of $3.38 per share

●	272,815 shares of common stock reserved for future issuance as of the date of this prospectus under our amended and restated 2014 equity incentive plan, our 2018 equity incentive plan, and our 2021 equity incentive plan; and

●	370,000 stock options, restricted shares or restricted stock units issuable to our Chief Executive Officer pursuant to an Equity Award Letter Agreement entered into on January 18, 2021, between us and the Company’s Chief Executive Officer, Mr. Swets.

●	25,000 shares of restricted common stock issued in July 2022 under our 2021 equity incentive plan to an executive officer of FG Re Solutions Ltd, our wholly owned subsidiary.

S-12

DESCRIPTION OF COMMON STOCK

The following description of certain terms of the common stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our fourth amended and restated certificate of incorporation, as corrected and amended (the “Certificate of Incorporation”), our fourth amended and restated bylaws (the “Bylaws”) and Delaware corporate law. You are strongly encouraged to read our Certificate of Incorporation and Bylaws in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part.

General

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share (the “common stock”), 1,000,000 shares of preferred stock, par value $25.00 per share, all of which shares have been designated as a single series of 8.00% Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”) and 99,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Under Delaware law, stockholders generally are not personally liable for a corporation’s acts or debts.

Exchange and Trading Symbol

The common stock is listed for trading on The Nasdaq Global Market under the trading symbol “FGF.” The Series A Preferred Stock is listed for trading on The Nasdaq Global Market under the trading symbol “FGFPP.”

Rights and Preferences

All outstanding shares of common stock are duly authorized, fully paid and nonassessable. Holders of shares of common stock have no conversion, preemptive or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred Stock and any series of Preferred Stock that the Company may designate and issue in the future.

Voting Rights

Holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. Directors are elected by a plurality of the votes cast by the holders of common stock. Except for the approval required to amend the Company’s Certificate of Incorporation or the Bylaws and except as otherwise required by law, all other matters brought to a vote of the holders of common stock are determined by a majority of the votes cast, and, except as may be provided with respect to any other outstanding class or series of the Company’s stock, the holders of shares of common stock possess the exclusive voting power.

Dividends

Subject to preferences that may be applicable to any then outstanding shares of Series A Preferred Stock or Preferred Stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in the assets legally available for distribution to stockholders after the payment of all of the Company’s known debts and liabilities and after adequate provision has been made for each class of stock having preference over the common stock, if any.

S-13

Anti-Takeover Effects of Provisions of Delaware Law and the Company’s Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

The Company is subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to generally include:

●	any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

●	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

●	subject to certain exceptions, any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the interested stockholder’s proportionate share of the stock of any class or series of securities, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary; and

●	any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

In general, Section 203 defines an interested stockholder as any entity or person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person.

S-14

Certificate of Incorporation and Bylaws

The Company’s Certificate of Incorporation and Bylaws include anti-takeover provisions that:

●	authorize the Board of Directors, without further action by the stockholders, to issue shares of Preferred Stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, and establish the rights and terms of that series;

●	establish advance notice procedures for stockholders to submit nominations of candidates for election to the Board of Directors to be brought before a stockholders meeting;

●	allow the Company’s directors to establish the size of the Board of Directors and fill vacancies on the Board created by an increase in the number of directors (subject to the rights of the holders of the Series A Preferred Stock or any series of Preferred Stock to elect additional directors under specified circumstances);

●	require the affirmative vote of the holders of shares representing at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors in order to remove a director or the entire Board of Directors, with or without cause;

●	do not provide stockholders cumulative voting rights with respect to director elections;

●	do not permit stockholders to take action by written consent;

●	provide that special meetings of the stockholders may be called only by or at the direction of the Board of Directors or at the request of 50% or more of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote on any issue contemplated to be considered at such proposed special meeting;

●	require the approval of 66 2/3% or more of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors to amend the Certificate of Incorporation; and

●	provide that the Company’s Bylaws may be amended by the Board of Directors without stockholder approval; provided, however, that the stockholders may amend the Bylaws only with the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Provisions of the Company’s Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in the Company’s control or change in the Company’s Board of Directors or management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that the Company’s stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of the common stock.

Authorized and Unissued Shares

The Company’s authorized and unissued shares of common stock, Series A Preferred Stock and Preferred Stock are available for future issuance without stockholder approval except as may otherwise be required by applicable stock exchange rules or Delaware law. The Company may issue additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee and consultant compensation. The existence of authorized but unissued shares of common stock, Series A Preferred Stock and/or Preferred Stock could render more difficult, or discourage an attempt, to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The name and address of the transfer agent and registrar for the Company’s common stock is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

S-15

PLAN OF DISTRIBUTION

We entered into a Sales Agreement with the Sales Agent under which we may issue and sell from time to time up to $10,000,000 of our common stock through or to the Sales Agent as sales agent or principal. The Sales Agreement has been filed as an exhibit to a Current Report on Form 8-K dated the date of this prospectus supplement and is incorporated herein by reference. Sales of the common stock, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of our common stock. The aggregate compensation payable to the Sales Agent shall be equal to 3.0% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement. We also have agreed to reimburse the Sales Agent up to a maximum of $50,000 for its costs and expenses relating to the Sales Agreement, including legal expenses. We have paid an expense deposit of $15,000 to the Sales Agent, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the Sales Agent in connection with this offering and will be reimbursed to us to the extent not incurred. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, is $168,500.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement and this prospectus supplement or as otherwise permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon five days’ prior written notice.

S-16

Our common stock is listed on the Nasdaq Global Market under the trading symbol “FGF.” The transfer agent for our common stock is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of shares of common stock during the relevant period.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus electronically.

Right of First Refusal

For a period of twelve (12) months from the date of the Sales Agreement, we agreed to grant to the Sales Agent, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Sales Agent’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period for us, or any successor to or any subsidiary of us, on terms agreed to by both us and the Sales Agent. The Sales Agent will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Other Relationships

On June 15, 2022, we entered into an underwriting agreement (the “June 2022 Underwriting Agreement”) with ThinkEquity, as representative of the underwriters, pursuant to which we issued and sold to ThinkEquity, in a firm commitment underwritten public offering, 2,821,770 shares of our common stock, (which includes 71,770 shares of our common stock sold upon the partial exercise by ThinkEquity of its over-allotment option). ThinkEquity was paid a commission equal to 7% of the gross proceeds of the offering in addition to the payment of $100,000 for its expenses incurred in such offering. In addition, for a period of twelve (12) months from the date of the June 2022 Underwriting Agreement, we agreed to grant to ThinkEquity, subject to certain exceptions, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at ThinkEquity’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period for us, or any successor to or any subsidiary of us, on terms agreed to by both us and ThinkEquity. ThinkEquity will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

S-17

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed on for us by Loeb & Loeb LLP, New York, New York. Certain legal matters in connection with this offering will be passed on for the sales agent by Blank Rome LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.fgfinancial.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the common stock that we will offer. This prospectus supplement and the accompanying base prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus supplement and the accompanying base prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge at the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

S-18

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(1)	our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 30, 2022 as well as Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2021, filed on April 29, 2022;

(2)	our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2022, filed on May 16, 2022;

(3)	our Quarterly Report on Form 10-Q for the Quarter ended June 30, 2022, filed on August 11, 2022;

(4)	our Current Report on Form 8-K, and Amendment No. 1 thereto, each filed on May 9, 2022; our Current Report on Form 8-K filed on May 27, 2022, our Current Report on Form 8-K filed on June 17, 2022; our Current Report on Form 8-K filed on June 21, 2022; our Current Report on Form 8-K filed on August 2, 2022; our Current Report on Form 8-K filed on August 24, 2022; our Current Report on Form 8-K filed on September 29, 2022; our Current Report on Form 8-K filed on October 12, 2022, our Current Report on Form 8-K filed on October 20, 2022 and our Current Report on Form 8-K filed on November 3, 2022;

(5)	the description of our shares of common stock contained in (i) our Registration Statement on Form 8-A, as filed with the SEC on March 19, 2014, including any amendment or report filed for the purpose of updating such description and (ii) Exhibit 4.4—Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022;

(6)	the description of our shares of 8.00% Cumulative Preferred Stock, Series A contained in (i) our Registration Statement on Form 8-A, as filed with the SEC on February 26, 2018, and (ii) Exhibit 4.4—Description of Securities to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022; and

(7)	our Definitive Proxy Statement on Schedule 14A filed on July 6, 2022; and our Definitive Proxy Statement on Schedule 14A filed on October 31, 2022.

Whenever after the date of filing the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, and until all of the securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus supplement from the time they are filed. Any statements made in this prospectus supplement or the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Nothing in this prospectus supplement will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement, but not delivered with the prospectus supplement, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to our principal executive offices at the following address:

FG Financial Group, Inc.
Attention: Investor Relations
360 Central Ave, Suite 800
St. Petersburg, FL 33701
Telephone: (847) 773-1665

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PROSPECTUS

$150,000,000

FG Financial Group, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time offer up to $150,000,000 of the securities listed above in one or more offerings in amounts, at prices and on terms determined at the time of such offering or offerings. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus provides you with a general description of the securities and the general manner in which such securities may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. WE STRONGLY RECOMMEND THAT YOU READ CAREFULLY THE RISKS WE DESCRIBE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FROM OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS.

Our common stock and Series A preferred shares are listed on the Nasdaq Global Market under the symbols “FGF” and “FGFPP,” respectively. On March 22, 2021 the last reported sale price of our common stock on the Nasdaq Global Market was $5.02 per share.

The aggregate market value of the Registrant’s outstanding voting and nonvoting common equity held by non-affiliates was $9,937,858 on March 22, 2021, computed on the basis of the closing sale price of the Registrant’s common stock on that date. There have been no sales of securities by or on behalf of the Registrant pursuant to Instruction I.B.6. during the 12 calendar months immediately prior to, and including, the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings, “Where You Can Find More Information,” and “Incorporation by Reference.”

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” or “the Company” are to FG Financial Group, Inc., a Delaware corporation, together with our consolidated subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it may contain forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the following risks and uncertainties: risks associated with our limited business operations since the closing of our Maison Business (the “Asset Sale”); risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities, following the Asset Sale; our ability to spend or invest the net proceeds from the Asset Sale in a manner that yields a favorable return; general conditions in the global economy, including the impact of health and safety concerns from the current COVID-19 pandemic and the impact of governmental measures taken in response thereto; the uncertainty and difficulty in predicting the ultimate impact of the COVID-19 pandemic on our business; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in real estate assets and the risk capital of special purpose acquisition companies; potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of not being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a publicly traded company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; the impact of the COVID-19 pandemic on the business of FedNat Holding Company; continued volatility or further decline in the value of the shares of FedNat Holding Company common stock received by us as consideration in the Asset Sale or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; risks associated with our related party transactions and investments; and risks associated with our inability to continue to satisfy the listing standards of the Nasdaq following completion of the Asset Sale. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus and the documents incorporated into this prospectus by reference, you should consider the factors discussed under the heading “Risk Factors” contained in this prospectus in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

FG FINANCIAL GROUP, INC.

FG Financial Group, Inc. is a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates. On December 17, 2020 we changed our corporate name from 1347 Property Insurance Holdings, Inc., to FG Financial Group, Inc., to better align with our future business plans.

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Our strategy has evolved to focus on opportunistic collateralized and loss capped reinsurance, while allocating capital to special purpose acquisition companies (“SPACs”) and SPAC sponsor-related businesses. Accordingly, in the first quarter 2021, we have launched our “SPAC Platform,” as further discussed below. As part of our refined focus, we have adopted the following capital allocation philosophy:

“Grow intrinsic value per share with a long-term focus using fundamental research, allocating capital to asymmetric risk/reward opportunities.”

Historically, the Company has operated a real estate business through its subsidiary, FGI Metrolina Property Income Fund, LP, however, the Company does not anticipate that its real estate business will be a significant component of its future business plans.

Reinsurance:

The Company has formed a wholly-owned reinsurance subsidiary, Fundamental Global Reinsurance Ltd. (“FGRe”), a Cayman Islands limited liability company, to provide specialty property and casualty reinsurance. FGRe has been granted a Class B (iii) insurer license in accordance with the terms of The Insurance Law, 2010 and underlying regulations thereto and is subject to regulation by the Cayman Islands Monetary Authority (the “Authority”). FGRe entered into its first reinsurance transaction effective January 1, 2021. The agreement is collateralized through a funds at Lloyds transaction. The Company’s maximum exposure to loss in the transaction is approximately $2,900,000 and will cover all risks written by the syndicates during the 2021 insurance year. On November 12, 2020, FGRe initially funded a trust account at Lloyd’s with approximately $2,400,000 to collateralize its obligations.

Asset Management:

The Company has formed a wholly owned subsidiary, FG Strategic Consulting, LLC (“FGSC”), to serve as an investment advisor to FedNat Holding Company under the investment advisory agreement entered into on December 2, 2019. The Company has also formed Fundamental Global Asset Management, LLC, a joint venture with a wholly owned subsidiary of FGI, to sponsor investment advisors that will manage private funds ranging the full spectrum of alternative equities, fixed income, private equity and real estate. In September 2020, the joint venture sponsored the launch of FG Special Situations Fund via an investment of $5.0 million. Approximately $4.0 million of this investment represented the sponsorship of our first special purpose acquisition company, or “SPAC”.

Insurance

FGRe is currently in the process of establishing and seeking regulatory approvals for a Risk Retention Group (“RRG”) to be domiciled in the state of Vermont for the purpose of providing directors and officers insurance coverage to special purpose acquisition vehicles. The Company expects to begin operation of the RRG in the 4th quarter of 2021. FGRe would anticipate providing capital, along with others, to facilitate the underwriting of such insurance coverage. The Company will focus on fee income derived from originating, underwriting, and servicing the insurance business, while mitigating our financial risk with external reinsurance partners.

SPAC Platform

On December 21, 2020 we formed FG SPAC Solutions LLC (“FGSS”), a Delaware company, to facilitate the launch of our “SPAC Platform”. Under the SPAC Platform, we plan to provide various strategic, administrative, and regulatory support services to newly formed SPACs for a monthly fee. The Company co-founded a partnership to participate as a co-sponsor for newly formed SPACs. The Company also participates in the risk capital investments associated with the launch of such SPACs through its Asset Management business, specifically FG Special Situations Fund, LP. The first transaction entered into under the SPAC Platform occurred on January 11, 2021 by and among FGSS and Aldel Investors, LLC, the sponsor of Aldel Financial, Inc. (“Aldel”), a special purpose acquisition company which filed its initial registration statement with the Securities and Exchange Commission on February 16, 2021. Under the agreement between FGSS and Aldel Investors, LLC (the “Agreement”), FGSS has agreed to provide certain accounting, regulatory, strategic advisory, and other administrative services to Aldel, which include assistance with negotiations with a potential merger target for the SPAC as well as assistance with the de-SPAC process.

We are a Delaware corporation. Our principal executive offices are located at 970 Lake Carillon Dr, Suite 318, St. Petersburg, Florida, 33716, and our telephone number at this address is (727) 304-5666. Our website is www.fgfinancial.com. Information contained on, or that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus and in any prospectus supplements relating to particular offers of securities. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, operational purposes and potential acquisitions.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”) in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

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Authorized Capital

The Company’s authorized capital stock consists of 10,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), and 1,000,000 shares of preferred stock (the “Preferred Stock”).

Under Delaware law, stockholders generally are not personally liable for a corporation’s acts or debts.

Exchange and Trading Symbol

The Common Stock and Preferred Stock are listed for trading on the Nasdaq Global Market under the trading symbols “FGF” and “FGFPP” respectively.

Rights and Preferences

All outstanding shares of Common Stock are duly authorized, fully paid and nonassessable. Holders of shares of Common Stock have no conversion, preemptive or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate and issue in the future.

In the event of the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in the assets legally available for distribution to stockholders after the payment of all of the Company’s known debts and liabilities and after adequate provision has been made for each class of stock having preference over the Common Stock, if any.

Voting Rights

Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. Directors are elected by a plurality of the votes cast by the holders of Common Stock. Except as otherwise required by law, all other matters brought to a vote of the holders of Common Stock are determined by a majority of the votes cast, and, except as may be provided with respect to any other outstanding class or series of the Company’s stock, the holders of shares of Common Stock possess the exclusive voting power.

Dividends

Subject to preferences that may be applicable to any then outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Preferred Stock

As of December 31, 2020, the Company has 700,000 outstanding shares of 8.00% Cumulative Preferred Stock, Series A, $25.00 liquidation preference per share (the “Series A Preferred Stock”).

General Provisions of Series A Preferred Stock

Our Fourth Amended and Restated Certificate of Incorporation permits us to authorize the issuance of up to 1,000,000 shares of preferred stock, in one or more series without stockholder action. The Series A Preferred Stock constitutes a series of our authorized preferred stock. We may from time to time, without notice to or the consent of holders of the Preferred Stock, issue shares of preferred stock that rank equally with or junior to the Preferred Stock.

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The Series A Preferred Stock is fully paid and non-assessable. Holders of the Series A Preferred Stock do not have preemptive or similar rights to acquire any of our capital stock. Holders do not have the right to convert Series A Preferred Stock into, or exchange Series A Preferred Stock for, shares of any other class or series of shares or other securities of ours. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of the Company to redeem or purchase the Series A Preferred Stock. The Series A Preferred Stock is not redeemable prior to February 28, 2023.

Ranking of Series A Preferred Stock

The Series A Preferred Stock ranks senior to our Common Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up, equally with each other series of our preferred stock that we may issue the terms of which provide that they rank equally with the Series A Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up and junior to each other series of our preferred stock that we may issue in the future the terms of which provide that they rank senior to the Series A Preferred Stock with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up.

Dividends on Series A Preferred Stock

Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of lawfully available funds for the payment of dividends, cumulative cash dividends from the original issue date at the rate of 8.00% of the $25.00 per share liquidation preference per annum (equivalent to $2.00 per annum per share). Dividends on the Series A Preferred Stock shall be payable quarterly on the 15th day of March, June, September and December of each year. In the event that we issue additional Series A Preferred Stock after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date that we specify at the time such additional shares are issued.

Dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Preferred Stock that may be in arrears, and holders of the Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Liquidation Rights of Series A Preferred Stock

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of the Series A Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the preferential rights of the holders of any class or series of capital stock that we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidating distribution in the amount equal to the liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, but before any distribution of assets is made to holders of our common stock or any class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

Redemption of Series A Preferred Stock

The Preferred Stock is not redeemable prior to February 28, 2023. On and after that date, the Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon, including accumulated but unpaid dividends for the then-current dividend period, to, but not including, the redemption date. Holders of the Preferred Stock will have no right to require the redemption of the Preferred Stock.

Notwithstanding the foregoing, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after a change in control, at a redemption price equal to $25.00 per share plus accumulated and unpaid dividends thereon, including accumulated but unpaid dividends for the then-current dividend period, to, but not including, the redemption date. Holders of the Preferred Stock will have no right to require the redemption of the Preferred Stock.

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Voting Rights of Series A Preferred Stock Holders

The holders of Series A Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time provided by law, nor will the holders of the Series A Preferred Stock be given any notice of a meeting or vote by the Company’s stockholders.

In any matter on which holders of Preferred Stock are entitled to vote, each share of Preferred Stock will be entitled to one vote for each $25.00 of liquidation preference.

So long as any shares of Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock and each other class or series of voting parity stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a single class) (a) authorize, create, or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company or reclassify any authorized shares of capital stock of the Company into such stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or (b) amend, alter or repeal our Certificate of Incorporation, whether by way of a merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (b) above, so long as any shares of Series A Preferred Stock remain outstanding with the terms thereof unchanged, or the holders of shares of Series A Preferred Stock receive capital stock of the successor with substantially identical rights (taken as a whole), taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of such Event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event set forth in (b) above or the $25.00 liquidation preference per share of the Series A Preferred Stock pursuant to the occurrence of any of the Events, then such holders will not have any voting rights with respect to the Events. Moreover, if any Event above would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock disproportionately relative to other classes or series of parity stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock, voting separately as a class, will also be required.

Anti-Takeover Effects of Provisions of Delaware Law and the Company’s Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

The Company is subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

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Section 203 defines a “business combination” to generally include:

●	any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

●	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

●	subject to certain exceptions, any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the interested stockholder’s proportionate share of the stock of any class or series of securities, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary; and

●	any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary.

In general, Section 203 defines an interested stockholder as any entity or person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person.

Certificate of Incorporation and Bylaws

The Company’s Fourth Amended and Restated Certificate of Incorporation and Bylaws include anti-takeover provisions that:

●	authorize the Board of Directors, without further action by the stockholders, to issue shares of Preferred Stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, and establish the rights and terms of that series;

●	establish advance notice procedures for stockholders to submit nominations of candidates for election to the Board of Directors to be brought before a stockholders meeting;

●	allow the Company’s directors to establish the size of the Board of Directors and fill vacancies on the Board created by an increase in the number of directors (subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances);

●	require the affirmative vote of the holders of the majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors in order to remove a director or the entire Board of Directors for cause;

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●	do not provide stockholders cumulative voting rights with respect to director elections; and

●	provide that the Company’s Bylaws may be amended by the Board of Directors without stockholder approval; provided, however, that the stockholders may amend the Bylaws only with the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Provisions of the Company’s Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in the Company’s control or change in the Company’s Board of Directors or management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that the Company’s stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of the Common Stock.

Authorized and Unissued Shares

The Company’s authorized and unissued shares of Common Stock are available for future issuance without stockholder approval except as may otherwise be required by applicable stock exchange rules or Delaware law. The Company may issue additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee and consultant compensation. The existence of authorized but unissued shares of Common Stock could render more difficult, or discourage an attempt, to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

The issuance of shares of Preferred Stock by the Company could have certain anti-takeover effects under certain circumstances, and could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, or other business combination transaction directed at the Company by, among other things, placing shares of Preferred Stock with investors who might align themselves with the Board of Directors.

Transfer Agent and Registrar

The transfer agent for the shares of the Company’s common stock and Series A Preferred Stock is Vstock Transfer, LLC.

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $150,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $150,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

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The debt securities, if and when issued, will be direct, unsecured obligations of our company and may be either senior debt securities or subordinated debt securities. We may issue debt securities in one or more issuances or series. An indenture, or a supplemental indenture, will set forth specific terms of each issue or series of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

●	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

●	the total principal amount of the debt securities we are offering by that prospectus supplement;

●	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

●	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

●	the currency in which principal and interest, and any premium, will be payable;

●	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

●	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

●	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;

●	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

●	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

●	any special or modified events of default or covenants with respect to the debt securities; and

●	any other material terms of the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

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Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

●	events requiring adjustment to the conversion or exchange price;

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

●	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of a Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Asset

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

●	we are the surviving person of such merger or consolidation, or, if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

●	immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

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Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due;

●	we fail to pay any interest within 30 days after it becomes due;

●	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

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No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification of an Indenture

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

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●	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

●	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”);

●	to register the transfer or exchange of such debt securities;

●	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

●	to compensate and indemnify the trustee;

●	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

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In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our Company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

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Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities or units. Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. In the event that we issue warrants, we will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

●	the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, depositary shares, debt securities or units consisting of two or more of those types of securities);

●	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

●	the period during which the warrants may be exercised;

●	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

●	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

●	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock, depositary shares, debt securities or units at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:

●	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;

●	state whether we will apply to have the units traded on a securities exchange or securities quotation system; and

●	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and applicable prospectus supplements in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to one or more purchasers, including our affiliates, (iii) through agents, (iv) through a combination of any these methods, or (v) through any other method permitted by applicable law.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, includes, without limitation, through:

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

The securities may be distributed at a fixed price or prices, which may be changed, based on market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement relating to an offering of securities will set forth the terms of such offering, including:

●	the name or names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the name or names of any broker/dealers or placement agents;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

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Sale Through Underwriters or Dealers

Only underwriters named in a prospectus supplement are underwriters of the securities offered by such prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters without a syndicate. Unless otherwise indicated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

The maximum compensation or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% for the sale of any securities being registered hereunder pursuant to Rule 415 of the Securities Act.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in a prospectus supplement.

Delayed Delivery Contracts

If an applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves the sale in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

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Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, or other counsel selected by the Company with regard to a particular offering, who will be named in the prospectus supplement relating to that offering, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.fgfinancial.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(1)	Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 18, 2021;

(2)	Current Report on Form 8-K filed on March 18, 2021;

(3)	the description of our shares of common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on March 19, 2014, including any amendment or report filed for the purpose of updating such description; and

(4)	the description of our shares of 8.00% Cumulative Preferred Stock, Series A contained in our Registration Statement on Form 8-A, as filed with the SEC on February 26, 2018.

Whenever after the date of filing the registration statement of which this prospectus is a part, and until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter at our principal executive offices at the following address:

FG Financial Group, Inc.

Attention: Investor Relations

970 Lake Carillon Dr., Suite 318

St. Petersburg, FL 33716

Telephone: (727)-304-5666

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Up to $2,575,976 of Shares

Common Stock

FG Financial Group, Inc.

PROSPECTUS SUPPLEMENT

ThinkEquity

November 3, 2022